UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

Florida Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53813

Florida	20-8732828
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 N. Franklin Street

Suite 2800

Tampa, FL 33602

(Address of principal executive offices, including zip code)

(813) 367-5270

(Registrant’s telephone number, including area code)

FBG Holding Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the 2010 Annual Meeting, which was held April 28, 2010, the Company’s shareholders voted on the following:

(1) Election of the below-named nominees to the Board of Directors of the Company:

	Number of Votes
Nominee	FOR	Withheld
John R. Byers	9,809,902	34,336
N. Troy Fowler	9,539,872	304,366
Thomas E. Gibbs	9,539,872	304,366
Paul Johan	9,539,872	304,366
Lewis S. Lee, Jr.	9,539,872	304,366
D. Scott Luttrell	9,539,872	304,366
F. C. Nixon	9,513,715	330,523
Robert Rothman	9,787,042	57,196
Lisa Smithson	9,539,872	304,366
Charles Tomm	9,539,872	304,366

Nominees were elected, with an average of 97.4% of shares voted cast in favor.

(2) Approval of an advisory (non-binding) proposal on executive compensation.

Number of Votes FOR	Number of Votes Against	Abstentions	Broker Non-Votes
9,388,812	91,496	363,930	—

Matter approved by shareholders with 99.0% of shares voted cast in favor of the proposal.

(3) Approval of the Company’s 2010 Restricted Stock Plan.

Number of Votes FOR	Number of Votes Against	Abstentions	Broker Non-Votes
9,397,945	101,833	344,460	—

Matter approved by shareholders with 98.9% of shares voted cast in favor of the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Bank Group, Inc.

Date: May 5, 2010	By:	/s/ John Garthwaite
John Garthwaite
Chief Financial Officer